UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 2, 2005

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

0-024594	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On February 2, 2005 and effective as of that date, the compensation and stock option committee (the “Compensation Committee”) of the board of directors of Meredith Enterprises, Inc. (the “Company”) approved the annual base salaries for 2005 of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of Allen K. Meredith and Charles P. Wingard, the Company’s only executive officers, for 2005 and 2004:

		Base
Name and Position	Year	Salary ($)
Allen K. Meredith	2005	210,000
President and Chief Executive Officer	2004	200,000
Charles P. Wingard	2005	133,875
Vice President and Chief Financial Officer	2004	127,500

Also, on February 2, 2005, the Compensation Committee authorized the payment of annual bonus awards to each of Mr. Meredith and Mr. Wingard for the year ended December 31, 2004. The annual bonus awards were based on factors that included competitive pay practices, job scope and responsibility, and the Company’s need to attract, retain and reward executive talent. The following table sets forth the cash bonuses to Mr. Meredith and Mr. Wingard for 2004 and 2003, which awards were paid in 2005 and 2004, respectively:

Name and Position	Year	Bonus ($)
Allen K. Meredith	2004	30,000
President and Chief Executive Officer	2003	30,000
Charles P. Wingard	2004	19,125
Vice President and Chief Financial Officer	2003	18,750

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Dated: February 4, 2005	By: /s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

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